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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2002, relating to the financial statements of PayPal, Inc., which appears in PayPal, Inc.'s Registration Statement on Form S-1 (No. 333-70438) as filed on February 14, 2002.

/s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 14, 2002

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  EXHIBIT 23.2